Mueller Industries, Inc. Reports Second Quarter 2015 Earnings

MEMPHIS, Tenn., July 21, 2015 -- Mueller Industries, Inc. (NYSE: MLI) announced today net income of $33.7 million, or 59 cents per diluted share, for the second quarter of 2015.  This compares to net income of $35.0 million, or 62 cents per diluted share during the second quarter of 2014.  Excluding unusual items, net income from normal operations for the second quarter of 2015 was $26.9 million, or 47 cents per diluted share, compared with $31.6 million, or 56 cents per diluted share for the second quarter of 2014.

Net sales for the second quarter of 2015 were $555.6 million compared with $649.7 million for the same quarter of the prior year.  Approximately $44.1 million of the decline was due to lower unit volumes, $36.6 million was due to lower selling prices as a result of lower copper prices, and $17.7 million of the decrease was due to divestitures of businesses during 2014.

The unit volume decline was largely impacted by an 8.5 percent reduction in shipments from our Copper Tube and Brass Rod businesses.  U.S. Copper Tube was hindered by production shortfalls caused by challenges associated with the commissioning of the new mill equipment that is being installed and Brass Rod felt the impact of increased competition from imports helped by the weakened Euro.

Financial and Related Highlights for the second quarter:

-	The average price of copper was $2.77 per pound in the second quarter of 2015 compared with $3.10 per pound in the second quarter of 2014.

-	Results for the second quarter of 2015 include final severance charges of $3.4 million related to the rationalization of the U.K. Copper Tube business acquired in the first quarter of 2014.

-	Quarter end cash totaled $299.1 million, or $5.25 per share.

-	Debt to total capitalization ratio was 20.9 percent and the current ratio was 4.4 to 1.

Regarding the outlook Greg Christopher, CEO, said, “We are pleased to see the steady improvement in market conditions continuing.  Our major reinvestment projects have hit critical periods where operating our plants and simultaneously installing and commissioning the new processes pose some disruptive stresses but we continue to progress forward.”

In addition he added, “During the second quarter of 2015, we made two acquisitions to support our long term growth strategy in the climate control sector.  On March 30, 2015 we acquired Turbotec Products, Inc., a company that specializes in heat transfer technologies for $14.2 million, and on June 18, 2015 we acquired Sherwood Valve, LLC, a manufacturer of valves for the refrigeration and compressed gas markets for approximately $21.8 million.”

Mueller Industries, Inc. is a leading manufacturer of copper tube and fittings; brass and copper alloy rod, bar and shapes; aluminum and brass forgings; aluminum and copper impact extrusions; plastic fittings and valves; refrigeration valves and fittings; and fabricated tubular products.  Mueller’s operations are located throughout the United States and in Canada, Mexico, Great Britain, and China.  Mueller’s business is importantly linked to: (1) the construction of new homes; (2) the improvement and reconditioning of existing homes and structures; and (3) the commercial construction market that includes office buildings, factories, hotels, hospitals, etc.

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Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties.  These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company's SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” and similar expressions are intended to identify forward-looking statements.  The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report.  The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT

Jeffrey A. Martin

(901)753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Six Months Ended
(In thousands, except per share data)	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014

Net sales	$555,593	$649,691	$1,092,835	$1,224,065

Cost of goods sold	470,365	557,775	931,199	1,053,552
Depreciation and amortization	8,188	8,592	16,041	16,699
Selling, general, and administrative expense	33,420	33,367	66,251	66,508
Gain on sale of assets	(15,376)	—	(15,376)	(1,417)
Severance	3,442	1,753	3,442	2,212

Operating income	55,554	48,204	91,278	86,511
Interest expense	(2,219)	(1,457)	(4,295)	(2,483)
Other income, net	265	127	370	215

Income before income taxes	53,600	46,874	87,353	84,243
Income tax expense	(19,738)	(11,665)	(31,151)	(24,080)

Consolidated net income	33,862	35,209	56,202	60,163
Net income attributable to noncontrolling interest	(211)	(164)	(573)	(412)

Net income attributable to Mueller Industries, Inc.	$33,651	$35,045	$55,629	$59,751

Weighted average shares for basic earnings per share	56,247	55,973	56,220	55,946
Effect of dilutive stock-based awards	743	747	737	800

Adjusted weighted average shares for diluted earnings per share	56,990	56,720	56,957	56,746

Basic earnings per share	$0.60	$0.63	$0.99	$1.07

Diluted earnings per share	$0.59	$0.62	$0.98	$1.05

Dividends per share	$0.075	$0.075	$0.150	$0.150

Summary Segment Data:

Net sales:
Plumbing & Refrigeration Segment	$327,336	$397,190	$632,353	$735,217
OEM Segment	230,380	255,409	465,697	495,439
Elimination of intersegment sales	(2,123)	(2,908)	(5,215)	(6,591)

Net sales	$555,593	$649,691	$1,092,835	$1,224,065

Operating income:
Plumbing & Refrigeration Segment	$35,983	$32,330	$55,474	$56,215
OEM Segment	26,801	23,216	49,349	44,502
Unallocated expenses	(7,230)	(7,342)	(13,545)	(14,206)

Operating income	$55,554	$48,204	$91,278	$86,511

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	June 27, 2015	December 27, 2014
ASSETS
Cash and cash equivalents	$299,147	$352,134
Accounts receivable, net	307,008	275,065
Inventories	278,937	256,585
Other current assets	45,680	57,429

Total current assets	930,772	941,213

Property, plant, and equipment, net	261,149	245,910
Other assets	153,037	140,973

	$1,344,958	$1,328,096

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of debt	$18,014	$36,194
Accounts payable	89,715	100,735
Other current liabilities	101,772	101,140

Total current liabilities	209,501	238,069

Long-term debt	204,750	205,250
Pension and postretirement liabilities	40,059	41,556
Environmental reserves	21,657	21,842
Deferred income taxes	21,542	24,556
Other noncurrent liabilities	2,790	1,389

Total liabilities	500,299	532,662

Total Mueller Industries, Inc. stockholders’ equity	811,200	762,150
Noncontrolling interest	33,459	33,284

Total equity	844,659	795,434

	$1,344,958	$1,328,096

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
(In thousands)	June 27, 2015	June 28, 2014

Cash flows from operating activities
Consolidated net income	$56,202	$60,163
Reconciliation of consolidated net income to net cash provided by (used in) operating activities:
Depreciation and amortization	16,293	16,840
Stock-based compensation expense	2,966	3,526
Gain on disposal of assets	(15,392)	(1,225)
Impairment charges	570	—
Deferred income taxes	(1,445)	(6,523)
Income tax benefit from exercise of stock options	(146)	(316)
Changes in assets and liabilities, net of businesses acquired
Receivables	(24,304)	(100,413)
Inventories	(5,252)	(20,619)
Other assets	6,963	(8,886)
Current liabilities	(19,629)	7,373
Other liabilities	(415)	(893)
Other, net	739	92

Net cash provided by (used in) operating activities	17,150	(50,881)

Cash flows from investing activities
Capital expenditures	(15,969)	(18,833)
Businesses acquired, net of cash acquired	(35,978)	(30,137)
Net withdrawals from restricted cash balances	3,486	1,815
Proceeds from the sale of assets	5,518	4,874

Net cash used in investing activities	(42,943)	(42,281)

Cash flows from financing activities
Repayments of long-term debt	(500)	(500)
Dividends paid to stockholders of Mueller Industries, Inc.	(8,435)	(8,394)
Issuance of debt	—	22,635
(Repayment) issuance of debt by joint venture, net	(17,750)	8,903
Net cash received to settle stock-based awards	125	296
Repurchase of common stock	—	(58)
Income tax benefit from exercise of stock options	146	316

Net cash (used in) provided by financing activities	(26,414)	23,198

Effect of exchange rate changes on cash	(780)	363

Decrease in cash and cash equivalents	(52,987)	(69,601)
Cash and cash equivalents at the beginning of the period	352,134	311,800

Cash and cash equivalents at the end of the period	$299,147	$242,199

MUELLER INDUSTRIES, INC.
Reconciliation of Net Income as Reported to Pro forma without Unusual Items
(Unaudited)

Earnings attributable to normal operations without the gain on sale of assets, severance, and reduction of a valuation allowance is a measurement not derived in accordance with generally accepted accounting principles (GAAP).  Excluding these items is useful as it measures the operating results that are the outcome of daily operating decisions made in the normal course of business.  Reconciliation of earnings attributable to normal operations without these items to net income as reported is as follows:

	For the Quarter Ended June 27, 2015
		Impact of

(In thousands, except per share data)	As Reported	Yorkshire Copper Tube Severance	Gain on Sale of Assets	Pro forma

Operating income	$55,554	$3,442	$(15,376)	$43,620

Interest expense	(2,219)	—	—	(2,219)
Other income, net	265	—	—	265

Income before income taxes	53,600	3,442	(15,376)	41,666
Income tax expense	(19,738)	(697)	5,905	(14,530)

Consolidated net income	33,862	2,745	(9,471)	27,136
Net income attributable to non-controlling interest	(211)	—	—	(211)

Net income attributable to Mueller Industries, Inc.	$33,651	$2,745	$(9,471)	$26,925

Diluted earnings per share	$0.59	$0.05	$(0.17)	$0.47

	For the Quarter Ended June 28, 2014
		Impact of

(In thousands, except per share data)	As Reported	Yorkshire Copper Tube Severance	Reduction of Valuation Allowance	Pro forma

Operating income	$48,204	$1,753	$—	$49,957

Interest expense	(1,457)	—	—	(1,457)
Other income, net	127	—	—	127

Income before income taxes	46,874	1,753	—	48,627
Income tax expense	(11,665)	(377)	(4,822)	(16,864)

Consolidated net income	35,209	1,376	(4,822)	31,763
Net income attributable to non-controlling interest	(164)	—	—	(164)

Net income attributable to Mueller Industries, Inc.	$35,045	$1,376	$(4,822)	$31,599

Diluted earnings per share	$0.62	$0.02	$(0.08)	$0.56